Exhibit 99.1

Virage Logic Corporation
Consolidated Statements of Operations
(In thousands, except per-share amounts)

	Three Months Ended		Nine Months Ended

	June 30, 2003	June 30, 2002	June 30, 2003	June 30, 2002

Revenues:
License	$8,467	$11,798	$28,563	$31,331
Royalties	1,097	435	2,191	1,196

Revenues	9,564	12,233	30,754	32,527
Cost and expenses:
Cost of revenues	2,224	2,463	7,114	6,562
Research and development	4,678	3,575	14,328	9,443
Sales and marketing	3,344	3,115	9,357	8,340
General and administrative	1,135	1,206	3,629	3,336
Stock-based compensation	137	1,207	1,153	2,759
In-process R&D	—	1,100	—	1,100

Total cost and expenses	11,518	12,666	35,581	31,540

Operating income (loss)	(1,954)	(433)	(4,827)	987
Interest income and other, net	145	250	533	948
Impairment of investment	—	(5,284)	—	(5,284)

Loss before taxes	(1,809)	(5,467)	(4,294)	(3,349)
Income tax provision (benefit)	(596)	537	(1,131)	1,811

Net loss	$(1,213)	$(6,004)	$(3,163)	$(5,160)

Earnings per share:
Basic and diluted	$(0.06)	$(0.30)	$(0.15)	$(0.27)
Shares used in computing per share amounts:
Basic and diluted	20,822	20,039	20,742	19,355

Virage Logic Corporation
Reconciliation of Pro Forma Net Income to Reported Results
(In thousands, except per-share amounts)

	Three Months Ended		Nine Months Ended

	June 30, 2003	June 30, 2002	June 30, 2003	June 30, 2002

Pro forma net income (loss)	$(1,039)	$1,417	$(1,880)	$3,767
Revaluation of warrants	—	—	—	60
Stock-based compensation	137	1,207	1,153	2,759
Amortization of purchased technology	97	32	291	32
In-process R&D	—	1,100	—	1,100
Impairment of investment	—	5,284	—	5,284
Income tax provision (benefit)	(60)	(202)	(161)	(308)

Total reconciling items	174	7,421	1,283	8,927
Reported net loss	$(1,213)	$(6,004)	$(3,163)	$(5,160)

Virage Logic Corporation
Pro Forma Consolidated Statements of Operations
(In thousands, except per-share amounts)

	Three Months Ended		Nine Months Ended

	June 30, 2003	June 30, 2002	June 30, 2003	June 30, 2002

Revenues:
License	$8,467	$11,798	$28,563	$31,331
Royalties	1,097	435	2,191	1,196

Revenues	9,564	12,233	30,754	32,527
Cost and expenses:
Cost of revenues	2,224	2,463	7,114	6,562
Research and development	4,678	3,575	14,328	9,443
Sales and marketing	3,344	3,115	9,357	8,340
General and administrative	1,038	1,174	3,338	3,244

Total cost and expenses	11,284	10,327	34,137	27,589

Operating income (loss)	(1,720)	1,906	(3,383)	4,938
Interest income and other, net	145	250	533	948

Income (loss) before taxes	(1,575)	2,156	(2,850)	5,886
Income tax provision (benefit)	(536)	739	(970)	2,119

Pro forma net income (loss)	$(1,039)	$1,417	$(1,880)	$3,767

Pro forma earnings per share:
Basic	$(0.05)	$0.07	$(0.09)	$0.19
Diluted	$(0.05)	$0.07	$(0.09)	$0.18
Shares used in computing per share amounts:
Basic	20,822	20,039	20,742	19,355
Diluted	20,822	21,287	20,742	21,082

Pro forma statements of operations are intended to present the company’s operating results, excluding non-cash items resulting from deferred stock compensation for stock options and warrants issued, impairment of investment, the amortization of purchased technology as well as a one-time charge for in-process research and development.

The tax provision (benefit) in the pro forma statement for the fiscal year 2003 periods is computed using a tax rate of 34%, as compared with 36% for the fiscal year 2002 periods.

A reconciliation from pro forma net income to the reported results is presented on the prior page.

The format presented above is not in accordance with Generally Accepted Accounting Principles.

Virage Logic Corporation
Consolidated Balance Sheets
(In thousands)

	June 30, 2003	Sept. 30, 2002

ASSETS
Current assets:
Cash and cash equivalents	$41,399	$35,422
Investments	15,092	5,008
Accounts receivable, net	12,381	15,688
Costs in excess of related billings on uncompleted contracts	611	820
Prepaid expenses and other	3,104	2,512
Taxes receivable	925	—

Total current assets	73,512	59,450
Property, equipment and leasehold improvements, net	6,420	5,708
Intangible assets, net	13,026	13,315
Deferred tax assets	2,442	2,442
Long-term investments	—	19,029
Other assets	387	410

Total assets	$95,787	$100,354

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$208	$438
Accrued expenses	4,099	4,240
Current portion of capital lease obligations	15	96
Deferred revenue	2,550	2,936
Income taxes payable	—	2,049

Total current liabilities	6,872	9,759
Deferred tax liability	1,343	1,343
Deferred acquisition costs	500	1,000

Total liabilities	8,715	12,102
Stockholders’ equity:
Common stock	21	20
Additional paid-in capital	109,383	110,530
Unrealized gains and losses	12	28
Deferred stock-based compensation	(181)	(3,326)
Accumulated deficit	(22,163)	(19,000)

Total stockholders’ equity	87,072	88,252

Total liabilities and stockholders’ equity	$95,787	$100,354

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